Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors of our report dated March 31, 2011, with respect to the balance sheet of American Capital Mortgage Investment Corp. included in its Registration Statement on Form S-11 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

August 8, 2011